Confidential treatment has been requested for certain portions of this Exhibit. Accordingly, those portions have been omitted from the filed copy and filed separately with the Securities and Exchange Commission. The following symbol indicates where such confidential information has been omitted: "***".

                                                                    EXHIBIT 10.1



                               SERVICES AGREEMENT




         THIS SERVICES AGREEMENT (the "Agreement"), entered into this 21st day of October, 1996, by and between The Reuben H. Donnelley Corporation, ("Donnelley"), a Delaware corporation, located at 287 Bowman Avenue, Purchase, NY, 10577, and IT Network, Inc., ("ITN") a wholly-owned subsidiary of Source Media, Inc., and a Texas corporation located at 8140 Walnut Hill, Dallas, TX, 75231. (Collectively, the "Parties" or individually a "Party".)



         WHEREAS, Donnelley publishes yellow page directories and sells yellow pages advertising in directories published by certain telephone companies and Donnelley desires to assure the provision of audiotext services in the directories identified on Appendix A ("Directories"); and



         WHEREAS, ITN has the expertise and experience to provide a full-range of audiotext services, including network content development and broadcasting, advertising production, customer service, network operations and system service and maintenance ("Services"); and



         WHEREAS, Donnelley wishes to acquire Services from ITN for the Directories and ITN wishes to provide Services for Donnelley ;



         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this agreement, Donnelley and ITN agree as follows:



1. DEFINITIONS. The following definitions shall be applicable in connection with this Agreement:



         a) "AMOUNT FOR SERVICES" shall mean the total due for Services in any month.







                                  CONFIDENTIAL


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SERVICE AGREEMENT
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         b)      "AUDIOTEXT" shall mean recorded information prepared and
                 transmitted via the System and/or the Network and any reference to the System and/or the Network shall mean the Audiotext System and/or Audiotext Network.



         c) "AUDIOTEXT INFORMATION" shall mean all common interest static or broadcast audio information prepared by ITN or obtained by ITN under license with third parties, including all advertising messages produced by ITN under this Agreement, which information is entered, stored and retrieved for transmission over the System to telephone callers using a touch-tone telephone who call the telephone numbers and codes listed in the Directories and retrieve desired information by dialing an access code.



         d) "CUSTOMER SERVICE" refers to preparing copy, scripting, producing and loading advertising slots on the system. It does not include handling claims relating to errors or omissions from advertisers.



         e) "DIRECTORIES" shall mean the telephone directories set forth on Appendix A, attached to this Agreement and incorporated in it by this reference. Appendix A may be amended by Donnelley to either add or delete the Directories covered by this Agreement.



         f) A "FIELD SITE" is a physical location where one or more servers physically reside.



         g) "NETWORK" shall mean the central computer operated by ITN and all Field Site locations, as defined below, used to create and transmit Audiotext Information.



         h) "SERVICES" shall mean the full range of audiotext services including, but not limited to, network content development, broadcasting, advertising production, customer service, network operations and System service and maintenance.



                                  CONFIDENTIAL





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SERVICE AGREEMENT
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         i)      The "SYSTEM" shall mean all of the assets used to prepare and transmit Audiotext Information.



2. EFFECTIVE DATE, TERM. The initial term of this Agreement becomes effective on November 1, 1996, and remains in effect for the issue life of all Directories published prior to October 31, 1999, however, if ITN meets all of the Key Performance Indicators (identified and defined in Section 4) for each year of the initial term, the Agreement will be automatically extended for two more years, to include the issue life of all Directories published prior to October 31, 2001. In the event that ITN fails to meet the Key Performance Indicators during the two years after the initial term of the Agreement (if there has been an extension of the initial term), then such failure shall constitute a material breach of this Agreement.



3. ITN RESPONSIBILITIES. During the Term of this Agreement, ITN shall be responsible for providing to Donnelley all Audiotext Services requested by Donnelley in the following areas: network content development and broadcasting, advertising production, customer service, network operations and System service and maintenance, as set forth specifically below:



         a)      Network Content Development and Broadcasting



                 i) ITN shall be responsible for creating and producing the content messages made available at any time on the System by:



                          (A) preparing and scripting the content for each message;



                          (B) selecting and hiring the talent to record the messages;



                          (C) producing and recording the messages for distribution on the System.



                 ii) ITN responsibilities in this area shall also include distributing the content, in the form of specific messages, in broadcast format by:




                                  CONFIDENTIAL




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SERVICE AGREEMENT
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                          (A)     until the System is fully functional,
                                  handling the content through a main
                                  distribution point in Pennsylvania provided by Donnelley;



                          (B) digitizing and electronically distributing the messages through the System;



                          (C) completely and accurately updating and/or revising the message control files and individual messages as required;



                          (D) obtaining and maintaining all consents and/or licenses necessary to utilize and broadcast the content through the System; and



                          (E) checking and maintaining the quality control of the production and distribution of messages through the System.



                          (F) ensuring that advertising and information messages are complete and submitted to Donnelley at the book publishing dates provided by Donnelley.



         b)      Advertising Production and Customer Service



                 i) Advertising Production - An "advertising message" created pursuant to an audiotext advertising contract sold by either ITN or Donnelley shall be considered an "advertising slot". Each advertising message is a single advertising slot and one contract with a customer may provide for several advertising slots in connection with the Directories. During the Term of this Agreement, ITN is responsible for preparing the copy, scripting, producing and loading on the System all advertising slots associated with the Directories that are provided to ITN.



                 ii) Customer Service - As requested, ITN shall assist audiotext advertising customers in determining effective means of utilizing audiotext advertising in the Donnelley Directories and in developing acceptable advertising slots. At least once each calendar month, ITN shall contact not





                                  CONFIDENTIAL





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SERVICE AGREEMENT
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                          less than 95% of the audiotext advertising customers
                          by telephone or in writing regarding revisions to any of its advertising slots and their respective usage
                          and   direct connect summaries.  On a monthly basis,
                          ITN shall provide to each audiotext advertising customer a usage summary including the number of times each advertising slot and content were accessed and, if applicable, the number of direct-connects to the audiotext advertiser customer's place of business.




         c) Network Operations - ITN shall operate and manage the Network to provide consistent and high quality Audiotext Services. This shall include:



                 i) programming and managing each Field Site of the Network to provide content requested by callers and advertising slots for which audiotext advertising customers contracted;



                 ii) programming and managing each Field Site to collect access and direct connect information subsequently provided to audiotext advertising customers in accordance with paragraph 3(b)(ii);



                 iii) programming and managing a central computer system to collect and maintain network-wide administrative information, System-wide usage information and Field Site specific usage information; and



                 iv) formulating and disseminating to Donnelley general System and Services information and monthly call reports for all audiotext codes in a digital ASCII spreadsheet, database file or such format as may be agreed upon by the Parties, to include the following fields: Book, Category, Sub-Category, Title, Code and Count and, in a separate file, advertiser information, including direct connect reports, on a monthly basis, timely

SERVICE AGREEMENT
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                          turnaround on new advertiser or custom content
                          service orders and custom content service repair order. ITN will forward to Donnelley general System and Services information and monthly call reports not later than the 15th of the month following the month being reported



         d) System Service - Operation of the System and the Field Sites will be consistent with industry standards including the use of remote reset devices and uninterruptable power supplies. ITN shall perform routine maintenance on the central computer System and Field Sites on a regularly scheduled basis and for emergency service as required. ITN shall assure that maintenance or other support activities do not remove the System from full operation greater than four (4) hours per month on average across all Field Sites. For situations other than Force Majeure events, emergency repairs will be performed within 48 hours of ITN being advised that the central computer System or a Field Site is not properly operational.



         e) Content Assignment - Within ten (10) working days of the execution of this Agreement, ITN will notify Donnelley as to which (if any) of the Content Agreements set forth in Appendix B it wants assigned to it. Upon assignment by Donnelley of the agreements, ITN will accept such assignment and assume all responsibility for such Agreements thereafter.



         f) Transition Period - In order to facilitate the transition of the audiotext services covered by this Agreement, Donnelley will make available to ITN, space within its Chesterbrook office facility and certain employees for a period commencing with the effective date of this Agreement and terminating January 31, 1997 (unless sooner terminated by the parties). During this transition period (till January 31, 1997) the activities performed by Donnelley and which are to be undertaken by ITN will be transferred to ITN. Thereafter, ITN will be expected to







                                  CONFIDENTIAL



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SERVICE AGREEMENT
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                 provide the audiotext services without support from Donnelley audiotext personnel.



4. KEY PERFORMANCE INDICATORS. There are four (4) Key Performance Indicators ("KPIs") upon which the automatic extension of this Agreement for an additional two years are contingent and thereafter will constitute a material breach of this Agreement if they each are not met. However, ITN is granted thirty (30) days to cure a material failure to meet any of the following KPIs:



         a) Para 3. a) ii)F) Ensure that advertising and information messages are complete and accurate at the book publishing dates provided by Donnelley.



         b) Para 3. b) ii) At least once each calendar month, ITN shall contact not less than *** of the Customers by telephone or in writing regarding revisions to any of its advertising slots and their respective usage and direct connect summaries.



         c) Para 3. c) iv) ITN will forward to Donnelley general System and Services information and monthly call reports not later than the 15th of the month following the month being reported.



         d) Para 3. d) ITN shall assure that maintenance or other support activities do not remove the System from full operation for greater than **** per month on average across all Field Sites.



5.       DONNELLEY'S RESPONSIBILITIES.



         a) Donnelley shall provide all phone lines required for local consumer access.






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         b)      Donnelley shall rent, lease, buy, or otherwise acquire all locations necessary to physically house the Network and each Field Site, shall maintain the location and shall pay all costs and expenses associated with acquiring and maintaining each Field Site location. Donnelley may relocate the Network and any or all Field Sites with notice sufficient to ensure uninterrupted service.



         c) During each month of the Initial Term and any extension thereof, Donnelley shall pay ITN the Compensation, as provided in this Agreement. During each month of any extension of the Initial Term, Donnelley shall pay ITN the Amount for Services, as provided in this Agreement.



         d) Donnelley shall offer to assign the agreements with its content providers identified in Appendix B. Upon notification from ITN, Donnelley will assign the agreements selected by ITN to ITN and shall no longer be responsible or liable for such agreements.



         e) Transition Period. Commencing with the effective date of this Agreement and continuing until January 31, 1997, unless sooner terminated by the Parties, Donnelley will facilitate the transition of audiotext services covered by this Agreement, by making available the space and facilities located in Chesterbrook where Donnelley presently performs its audiotext production services. Donnelley will also continue to offer employment to employees needed to facilitate the transition, provided that those employees remain in good standing or are not otherwise terminated by Donnelley, until January 31, 1997 (unless sooner terminated by mutual agreement of the Parties). The Retained Employees will assist in ITN facilitating the transition of audiotext services form Donnelley to ITN.






                                  CONFIDENTIAL



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SERVICE AGREEMENT
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         f)      Leased Equipment.  The equipment shown on Appendix C is used to support audiotext services to the publishers also shown on Appendix C. This equipment is leased by Donnelley pursuant to leases that expire on the dates shown in Appendix C. Until the date on which the leases expire, Donnelley shall make the lease payments for this equipment and ITN may make use of the equipment in servicing the publishers. ITN will be responsible for the care of the equipment and for any damage to the equipment arising from negligent acts or omissions of ITN but shall not be responsible for normal wear and tear. At the end of the equipment lease term, Donnelley's obligation with respect to the equipment is ended and if there is an ongoing need to provide audiotext services to any or all of the publishers serviced by the leased equipment, it shall be ITN's obligation to provide the equipment to meet this need.



6. CONTROL OF AUDIOTEXT SLOTS/PROGRAMMING. At Donnelley's direction, ITN shall formulate policies relating to the wording, production, distribution and sponsorship of the Audiotext Information. Such policies shall be in effect for all contracts executed between ITN and audiotext advertising customers. All policies formulated by ITN shall be consistent with the standards of the publisher of the Directories and subject to approval by Donnelley. ITN will modify these policies as requested in writing by Donnelley.



7. OWNERSHIP. Donnelley asserts no claim of ownership to the System, the Network, all Audiotext Information and the Customer contracts and advertising slots, and ITN, except with respect to certain Audiotext Information, which ITN procures from others pursuant to license agreements, ITN asserts ownership of such property. ITN represents to Donnelley that it has the right to use the copyrighted work which comprises a part of the Audiotext Information.



8. COST OF SERVICES. Unless otherwise provided under this Agreement, each party shall independently bear the cost and expense complying with its obligations under the terms of this Agreement.







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SERVICE AGREEMENT
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9.       COMPENSATION.  The compensation due ITN each month during the Term of this Agreement, shall be determined as set forth below:



         a)      Fixed Monthly Amount -



                 Each month during the initial Term of this Agreement, the amount for that month is indicated on Appendix D, attached to this Agreement and by this reference incorporated in it (the "Fixed Monthly Amount" for the specific month).



         b)      Amounts for Services -



                 The charge for Services requested by Donnelley and performed by ITN shall be:



                 i) The charge for all Network Content Development and Broadcasting provided by ITN in accordance with this Agreement is *** per each Field Site per year.



                 ii) The charge for all Advertising Production and Customer Service provided by ITN in accordance with this Agreement is *** per Customer advertising slot, per Directory, per year, without regard to the term of the Customer contract or whether the Customer contract is a new contract or a renewal.



                 iii) The charge for all Network Operations provided by ITN in accordance with this Agreement is *** per line, per year. For the purpose of determining the amount due, "per line" shall mean a consumer access telephone line required by ITN to provide all Services under this Agreement.






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                 iv)      The charge for all System Service provided by ITN in
                          accordance with this Agreement is *** per each system per year. For the purpose of determining the amount due, a "system" shall mean a Field Site location, the central computer system or the main distribution point in Pennsylvania.



         c) For each month while this Agreement is in effect, Donnelley shall pay ITN the greater of the fixed monthly amount for that month set forth on Appendix D or the total Amount for Services as determined under Article 9(b). Provided, however, that once the Total Compensation paid by Donnelley reaches $3.24 million ("Initial Term Amount"), Donnelley shall pay only the billed Amount for Services. Donnelley shall pay the Compensation due in accordance with Article 9. At any time during the initial Term, the total Compensation Paid shall be the total of the Compensation paid each month to that date.
                 If the Parties extend the Agreement after the initial Term, the Compensation due each month shall be the total Amount for Services provided during that month. Provided that in the event that ITN is determined to have breached this Agreement and the Agreement is terminated because of such breach or if ITN otherwise causes this Agreement to terminate, other than as a result of a breach by Donnelley, then all payments from Donnelley to ITN shall also terminate effective with the date of termination.



         d)      ***






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10.      INVOICING AND PAYMENT.



         a) By the 15th day of each calendar month (or the next following business day if the 15th of the month is a Saturday, Sunday or legal holiday), ITN shall invoice Donnelley for the Compensation due for the previous month. Each invoice shall itemize separately the Fixed Amount and the Amount for Services. The invoice shall include instructions to transmit the amount to be paid to ITN.



         b)      Donnelley shall pay ITN the amount invoiced within forty-five
                 (45) days after receipt of the invoice. Any amounts not paid by Donnelley to ITN by the due date shall accrue interest at the rate of one and one-half percent (1-1/2%) per month, compounded monthly from the date the amount were due until paid. Acceptance by ITN of any payment after the due date shall not constitute a waiver of any rights under this Agreement and the payment of an invoice by Donnelley shall not constitute acceptance or waiver of any rights or claim that Donnelley may have with respect to this Agreement or ITN's performance of its obligations.



11. DONNELLEY RIGHT TO REJECT. In the event Donnelley determines that any Audiotext Information on the System is objectionable for any reasonable reason as set forth below and notifies ITN, ITN shall have the obligation to cure the objected to matter by electing to, remove or revise such Audiotext Information within two (2) business days of notice of Donnelley's objections. Programming may be considered objectionable if it is; (i) of inadequate transmission quality as determined by Donnelley or (ii) containing objectionable program material. Objectionable program material shall include (i) material prohibited by applicable federal, state, or local law, (ii) material which contains obscene, indecent, lewd, lascivious, or sexually explicit content, as determined by Donnelley (iii) material containing profanity, (iv) any material which, in the reasonable opinion of Donnelley, is likely to damage the reputation of Donnelley, or (v) is objectionable to the publishers of the Directories that are Donnelley's clients or partners. ITN's






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SERVICE AGREEMENT
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refusal to cure, remove or revise such information within five business days of notice of Donnelley's objection will be considered a material breach of this Agreement



12. INDEMNIFICATION AND THIRD-PARTY CLAIMS. While neither Donnelley nor ITN insures or guarantees that there will be no errors, failures or omissions in the production or transmission of Audiotext Information of the System, the Parties acknowledge that suits may be instituted or claims filed against either of the Parties with respect to the production or transmission of the Audiotext Information or operation of the System and/or Network. In such event, ITN and Donnelley agree that the Party primarily responsible, as mutually agreed upon by the Parties, for the error will indemnify, defend and hold harmless the other Party from any liability to any third Party resulting to such Party. ITN and Donnelley shall fully cooperate in the defense of third-party claims and lawsuits. In the event that responsibility for the third-party claims and lawsuits cannot be allocated primarily to one Party, ITN and Donnelley each shall bear their own costs, including attorney's fees, of defending such claims or lawsuits and shall negotiate in good faith a reasonable allocation of said responsibility for third-party liability. Nothing in the foregoing shall be deemed or interpreted as limiting the rights of either Party to seek such legal or equitable relief as it determines to be appropriate from the other Party.



13. TERMINATION. This Agreement may terminate (although certain obligations shall continue as provided) prior to the end of its term if either Party materially breaches this Agreement and such material breach has not been cured (where feasible) within thirty (30) days of the breaching Party's receipt of written notice of the material breach from the other Party. If the breach has not been cured, the non-breaching Party has the right to (1) terminate this Agreement upon notice to the other Party effective with the publication of the successor Directory to any Directories in canvass or such earlier date as the non-breaking party may select, provided that adequate arrangements have been made to assure that audiotext advertiser obligations have been and will met,
(2) attempt to have this Agreement specifically performed, or (3) to pursue other equitable or legal remedies with respect to such material breach instead of terminating this Agreement. Termination of this Agreement pursuant to this provision shall not









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preclude any legal or equitable remedies otherwise available for any material breach of this Agreement.



         a) In the event that this Agreement is terminated as the result of breach by ITN, ITN on termination, will supply Donnelley with such customer records, advertising and any other material that is needed to continue providing audiotext services in support of Directories then in publication or in canvass.



14.      AUDIT.



         a) Upon reasonable notice and during reasonable business hours, Donnelley may audit ITN's records to the extent the records pertain to sales, customer service, billing and collections of accounts pursuant to this Agreement.



         b) Upon reasonable notice and during reasonable business hours, ITN may audit Donnelley's records which pertain to phone line operation for audiotext services offered pursuant to this Agreement.



         c) If a dispute arises as a result of an audit, and the dispute cannot be resolved, the Party having requested an audit shall engage, at its expense, a mutually acceptable independent nationally recognized accounting firm to audit the other Party's records. The results of such independent audit shall be binding on both Parties, and the Party not prevailing in the dispute shall be required to reimburse the Party prevailing, of any expense of the audit.



15. TRADE SECRETS. Each Party acknowledges that in the course of its performance of responsibilities under this Agreement, the Party is likely to have had access to and acquire knowledge of information, including formulas, patterns, combinations, programs, devices, methods, techniques or processes that derive independent economic value, actual or potential,









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from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and, are the subject of efforts by the Party that are reasonable under the circumstances to maintain their secrecy such that this information constitutes trade secrets that are proprietary to the Party owning such Secrets. Each Party further acknowledges that any conveyance, transfer or communication in any manner of such trade secrets to third parties whether directly or indirectly would be improper and that such transferal would constitute a misappropriation of the trade secret that would occasion all available legal sanctions for such misappropriation of a trade secret. All records, files, drawings, documents, models, equipment and the like relating to the businesses of a Party which the other Party may use, prepare or come in contact with during the performance of this Agreement, shall be and remain the sole property of the Party owning such secret. All proprietary and intellectual rights associated with the work product prepared by a Party under this Agreement shall be the property of the preparing Party.



16. INDEPENDENT CONTRACTOR. Each Party undertakes its responsibilities under this Agreement as an independent contractor. A Party's personnel participating in the performance of this Agreement shall remain that Party's employees. There shall be no employer-employee relationship between the employees of one Party and the other Party.



17. EQUAL OPPORTUNITY. ITN shall comply as required by law with all applicable portions of the non-discrimination compliance provisions appended to this Agreement and labeled "non-discrimination provision" and if requested by Donnelley shall sign and return to Donnelley a non-discrimination compliance certificate.



18. NOTICES. Any notice or agreement shall be in writing and shall be conclusively deemed to have been received and to be effective on the date on which received at the office of the recipient, or if sent by registered or certified mail, on the third business day after the day on which it was mailed. Any notices, consents or other communications hereunder shall be sent as follows (unless such addresses are modified by either of the parties):



   If to Donnelley:










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   John P. McDonald                 and to           Joseph A. DeBlasio
   General Counsel                                   Vice President
   & Senior Vice President                           The Reuben H. Donnelley
   The Reuben H. Donnelley                           Corporation
   Corporation                                       287 Bowman Avenue
   287 Bowman Ave                                    Purchase, NY  10577
   Purchase, NY 10577




   If  to ITN:



   Scott Bedford
   Chief Operating Officer
   IT Network, Inc.
   One Glen Lakes
   8140 Walnut Hill Lane #1000
   Dallas, Texas  75231



19.  ITN EQUIPMENT LOCATED AT DONNELLEY SITES.  As provided in section 5b,
ITN equipment used to service Donnelley operations is currently located at Donnelley locations and Donnelley agrees to allow ITN personnel access to the equipment for maintenance and upgrading of the equipment during normal business hours, with advance notice. ITN personnel will notify the Donnelley representative appointed as liaison with ITN in advance as well as upon arrival an departure from the site. ITN personnel will follow all Donnelley security procedures and will conduct themselves in a businesslike manner that will minimize disruption to Donnelley operations. In the event that equipment located at Donnelley locations is used by ITN to serve other ITN clients, ITN will compensate Donnelley for the rent of the space housing the equipment. Under no circumstances will other ITN clients or anyone not employed by ITN and assigned to work on the equipment be allowed at Donnelley locations without Donnelley's prior written consent.



20. PUBLIC STATEMENTS. ITN shall not originate any written or oral statement, news release, or other public announcement or publication, relating to its retention by Donnelley or relating to Donnelley, its subsidiaries, its customers, its personnel, or agents without the prior written






                                  CONFIDENTIAL

SERVICE AGREEMENT
10/17/96
PAGE 17




approval of Donnelley through its authorized representative. ITN also agrees that he will not use in any public written or oral statement, news release, or other public announcement or publication, the indicia or name of Donnelley, or of any of its subsidiaries, its customers, its personnel, or agents without the prior written consent of Donnelley through its authorized representative.



21.      FORCE MAJEURE.



         a) If any Party hereto shall be prevented from performing any of its obligation under this Agreement because of any act of God, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, law, order or act of government, whether federal, state or local, or other similar event beyond the Party's control, hereafter referred to as a "force majeure event," then that Party shall be excused from performing any of its obligations which are so prevented. However, the Party so excused is responsible for performing those obligations, of which it had been relieved due to the force majeure event, as soon as the force majeure event has ceased to prevent the Party's performance.



         b) Donnelley's obligation under this Agreement to remit payment for invoices issued by ITN shall not be excused by any force majeure event, provided however that ITN shall proportionately reduce the invoice to Donnelley to account for the day(s) and/or the Directory(ies) for which the Audiotext Information was not available. And, similarly the Initial Term Amount will be reduced proportionately to account for the day(s) and/or Directory(ies) for which the Audiotext Information was not available.



22. AMENDMENT AND MODIFICATION. No amendment or modification of any terms, conditions or provisions of this Agreement, shall be valid or of any effect except when an amendment or modification is in writing and signed by the parties.









                                  CONFIDENTIAL

SERVICE AGREEMENT
10/17/96
PAGE 18




23. ASSIGNMENT. Neither Party may assign this Agreement, without the express prior written consent of the other which consent will not be unreasonably withheld. Notwithstanding the above, either Party may assign this Agreement to a parent, to wholly-owned affiliates or to an affiliate wholly-owned by a parent so long as the original Party remains obligated for all obligations set forth in this Agreement.



24. WAIVER. The failure of ITN or Donnelley at any time to require performance by the other Party of any provision of this Agreement shall not affect the Party's right to require such performance at any time thereafter, nor shall the waiver by either Party of a breach of any provision of this Agreement constitute a waiver of any succeeding breach of the same or any other provision.



25. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.



26. SEVERABILITY. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, provided that the provision held to be invalid is not material to the operation of this Agreement or the intentions of the Parties.



27. GOVERNING LAW. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York and the site of any controversy, claim, arbitration or litigation shall be in Westchester County, New York.



28. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Parties and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, and understandings, whether oral, written, express or implied with








                                  CONFIDENTIAL

SERVICE AGREEMENT
10/17/96
PAGE 19



respect to the subject matter hereof, with the sole exception of a non-disclosure Agreement signed between the Parties on May 20, 1996.



         IN WITNESS WHEREOF, the Parties have cause their respective representatives duly authorized to sign this Agreement on their behalf.




THE REUBEN H. DONNELLEY CORPORATION


By:  /s/ FREDERICK J. GLASER
   ------------------------------------
         Frederick J. Glaser

Title:   Executive Vice President
      ---------------------------------

IT NETWORK, INC.


By:  /s/ WILLIAM SCOTT BEDFORD
   ------------------------------------
         William Scott Bedford
         Title:  Chief Operating Officer









                                  CONFIDENTIAL

                                                                      APPENDIX A




                              REUBEN H. DONNELLEY
                         AUDIOTEX OPERATION OUTSOURCING



                            CLIENT & DIRECTORY LIST
                                October 9, 1996




                    CLIENT                                  DIRECTORY
         ---------------------------               ---------------------------

         PROPRIETARY - EAST                        Philadelphia
                                                   East Montgomery County
                                                   Lower Bucks County
                                                   Norristown/King of Prussia
                                                   Main Line/Delaware County
                                                   Chester County
                                                   Wilmington
                                                   Southern New Jersey
                                                   Allentown
                                                   Reading
                                                   Harrisburg
                                                   Wilkes Barre
                                                   Scranton
                                                   Pittsburgh
                                                   Washington Suburban Maryland
                                                   Washington Northern Virginia
                                                   Washington, D.C.
                                                   Baltimore

         PROPRIETARY - WEST                        Orange County

         SPRINT - UNITED                           Orlando/Central Florida
                                                   Kissimmee

         CINCINNATI BELL DIRECTORY                 Cincinnati Consumer
                                                   Clermont County
                                                   Northern Kentucky
                                                   Hamilton County
                                                   Cincinnati BTB

         NYNEX                                     Bronx
                                                   Washington Heights
                                                   Harlem

CLIENT & DIRECTORY LIST
PAGE 2




                    CLIENT                                  DIRECTORY
         ---------------------------               ---------------------------

         DONTECH                                   Chicago Consumer
                                                   Chicago BTB
                                                   Far North Suburban
                                                   Far West Suburban
                                                   Northwest Suburban
                                                   Moline/Quad Cities
                                                   Springfield

         CENTENNIAL MEDIA CORPORATION              Denver

                                                                      APPENDIX B





                          AUDIOTEXT CONTENT PROVIDERS
                     AGREEMENTS TO BE ASSIGNED OR CANCELLED





              NAME                            DESCRIPTION
              ----                            -----------

              Steve Friedman                  Movie Reviews

              UPI                             Wire Service

              Reuters                         Wire Service

              Sportsticker                    Wire Service

              All My Features                 Soaps/Horoscopes

              Data Broadcasting               Wire Service

              NYSE                            Wire Service

              Amex                            Wire Service

              OPTC                            Wire Service

              OmniMusic                       Music Service

              Sound Ideas Music               Music Service

              Beatriz Chavez Gomez            Spanish Novellas Script Summaries

              Juana Berrocal                  Spanish Novellas Script Summaries

              Julio Largo                     Spanish Horoscopes

              Critic's Choice                 Book Reviews

              Commodities Exchange Center     CEC Data

                                                                      APPENDIX C




                              REUBEN H. DONNELLEY
                              AUDIOTEX OPERATIONS
                                 LEASED SERVERS






SITE                  PUBLISHER                  SERIAL #         # OF ITEM
----                  ---------                  --------         ---------

Orange County      Reuben H. Donnelley          NI52300HMJ            1

Allentown          Reuben H. Donnelley          KA509TMWSI            1

Pittsburgh         Reuben H. Donnelley          NI52300HPP            1

Reading            Reuben H. Donnelley          KA511UVNZ3            1

Scranton           C-Don Partnership            N152300HON            1







Expiration date for above leases:  June 28, 1997

                                                                      APPENDIX D


                          GUARANTEED PAYMENT SCHEDULE
                             Fixed Monthly Amounts
                         FROM DONNELLEY TO SOURCE MEDIA

                   PAYMENT #          DATE                  AMOUNT
                   ---------          ----                  ------
YEAR ONE:              1           01-Nov-96              $  ***
                       2           01-Dec-96                 ***
                       3           01-Jan-97                 ***
                       4           01-Feb-97                 ***
                       5           01-Mar-97                 ***
                       6           01-Apr-97                 ***
                       7           01-May-97                 ***
                       8           01-Jun-97                 ***
                       9           01-Jul-97                 ***
                      10           01-Aug-97                 ***
                      11           01-Sep-97                 ***
                      12           01-Oct-97                 ***

YEAR TWO:             13           01-Nov-97              $  ***
                      14           01-Dec-97                 ***
                      15           01-Jan-98                 ***
                      16           01-Feb-98                 ***
                      17           01-Mar-98                 ***
                      18           01-Apr-98                 ***
                      19           01-May-98                 ***
                      20           01-Jun-98                 ***
                      21           01-Jul-98                 ***
                      22           01-Aug-98                 ***
                      23           01-Sep-98                 ***
                      24           01-Oct-98                 ***

YEAR THREE:           25           01-Nov-98              $  ***
                      26           01-Dec-98                 ***
                      27           01-Jan-99                 ***
                      28           01-Feb-99                 ***
                      29           01-Mar-99                 ***
                      30           01-Apr-99                 ***
                      31           01-May-99                 ***
                      32           01-Jun-99                 ***
                      33           01-Jul-99                 ***
                      34           01-Aug-99                 ***
                      35           01-Sep-99                 ***
                      36           01-Oct-99                 ***